UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Definitive Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

BLOCKCHAIN OF THINGS, INC.

(Name of Registrant as Specified in Its Charter)

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Blockchain of Things, Inc.

3401 North Miami Avenue

Suite 230 Miami, FL 33127

Tel. no. (646) 926-2268

INFORMATION STATEMENT

March __, 2023

Dear Stockholders:

The attached Information Statement is being furnished to the stockholders of Blockchain of Things, Inc. (the “Company” or “we”), in connection with the adoption of a plan of voluntary liquidation and dissolution of the Company pursuant to a Plan of Dissolution (the “Plan of Dissolution”) and re-election of two of our six incumbent directors (“Election of our Board”). The holders of a majority of the outstanding shares of our common stock entitled to vote approved the adoption of a Plan of Dissolution and the Election of our Board.

The attached Information Statement is being provided to you for your information pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The Information Statement contains a detailed description of the Plan of Dissolution and information concerning the Election of our Board. The Information Statement also constitutes the notice to our stockholders of taking of a corporate action by written consent of the stockholders, as required by Section 228(e) of the Delaware General Corporation Law. I encourage you to read the Information Statement in its entirety. A copy of the Plan of Dissolution is attached as Exhibit A to the Information Statement.

The holders of a majority of outstanding shares of capital stock believe that our voluntary dissolution is in our best interests and the best interests of our stockholders. The holders of a majority of outstanding shares of capital stock considered at length potential strategic alternatives available to us and elected to pursue a wind-up of our company. In making its determination to approve the Plan of Dissolution, the holders of a majority of outstanding shares of capital stock considered, in addition to other pertinent factors, the fact that we currently have no paying customers causing us to have no significant remaining business operations and zero business prospects; the fact that we will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no source of revenue; and the fact that we have conducted an evaluation to identify remaining strategic alternatives involving our company as a whole, such as a merger, asset sale, strategic partnership or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation. As a result of its evaluation, holders of a majority of outstanding shares of capital stock concluded that the Plan of Dissolution is the preferred strategy among the alternatives now available to us and is in the best interests of our company and our stockholders. Accordingly, the holders of a majority of outstanding shares of capital stock approved the dissolution and liquidation of our company pursuant to the Plan of Dissolution.

As a result of this and other factors described in the Information Statement, our holders of a majority of outstanding shares of capital stock believe voluntary liquidation and dissolution of our company is in the best interests of our company and our stockholders. Holders of shares of our common may receive a distribution as a result of the liquidation and dissolution of the Company, with any surplus of funds available after the payment of our liabilities and other obligations.

Since we already received the requisite written consents from holders of a majority of our outstanding shares of common stock for the adoption of the Plan of Dissolution and the Election of our Board, you are not being requested to send proxies to vote your shares with respect to such actions. No proxy card has been provided for stockholders and no meeting of stockholders will be held to consider approval of a Plan of Dissolution and the Election of our Board.

Very truly yours,

/s/ Andre De Castro
President, Chief Executive Officer and Director

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Blockchain of Things, Inc.

3401 North Miami Avenue

Suite 230 Miami, FL 33127

Tel. no. (646) 926-2268

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a holder of more than a majority of the voting power of the stockholders of Blockchain of Things, Inc., a Delaware corporation (the “Company”, “we”, “us,” or “our”), has approved without a meeting of stockholders in accordance with the Delaware General Corporation Law the following:

1.    The voluntary liquidation and dissolution of the Company pursuant to a Plan of Dissolution (the “Plan of Dissolution”); and

2.    The re-election of two of our six incumbent directors, to comprise the entire board of directors, to serve until the next annual meeting of stockholders and until their successors are elected and qualified: Andre De Castro, and Deborah de Castro (the “Election of our Board”).

The actions will become effective on the 20th day after the definitive Information Statement is mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Because the written consent of the holders of a majority of the voting power of our common stock approving the amendment satisfies all applicable stockholder notice and voting requirements, we are not asking you for a proxy; please do not send us one. We are furnishing this Information Statement to you solely to inform you of the approval of the actions set forth above by the holders of the majority voting power of our common stock. No action is required by you.

THE PLAN OF DISSOLUTION IS CONDITIONED UPON, AMONG OTHER THINGS, THE IMPLEMENTATION OF THE PLAN AND VARIOUS OTHER FACTORS AND CONSIDERATIONS, AND NO ASSURANCE CAN BE GIVEN THAT IT WILL BE FULLY IMPLEMENTED. NOTWITHSTANDING AUTHORIZATION OF OR CONSENT TO THE PLAN OF DISSOLUTION, AND THE TRANSACTIONS CONTEMPLATED THEREBY BY THE STOCKHOLDERS, THE BOARD OF DIRECTORS MAY, TO THE EXTENT PERMITTED BY THE DELAWARE GENERAL CORPORATION LAW, MODIFY, AMEND OR ABANDON THE PLAN OF DISSOLUTION AND THE TRANSACTIONS CONTEMPLATED THEREBY WITHOUT FURTHER ACTION BY THE STOCKHOLDERS. SEE "PLAN OF DISSOLUTION."

Holders of shares of our common may receive a distribution as a result of the liquidation and dissolution of the Company, with any surplus of funds available after the payment of our liabilities.

This Information Statement is being furnished in connection with the action by written consent of our holders of a majority of outstanding shares of capital stock taken without a meeting of a proposal to approve the actions described in this Information Statement. We are mailing this Information Statement to our stockholders of record as of February 28, 2023 on or about March __, 2023.

The Information Statement is for information purposes only — Please read it carefully.

By order of the holders of a majority of outstanding shares of capital stock

Andre De Castro
President, Chief Executive Officer and Director
March __, 2023

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements which involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this Information Statement, including statements regarding the Plan of Dissolution the Election of our Board, and related matters, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “forecast,” “foresee,” “potential,” “predict,” “project,” “likely,” “goal,” “target,” “could,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements are predictions based on expectations and projections about future events, are not statements of historical fact, are subject to risks, uncertainties and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this information Statement and information contained in this Information Statement should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to:

▪	the availability, timing and amount of liquidating distributions;
▪	the amounts that will need to be set aside by us;
▪	the adequacy of such reserves to satisfy our obligations;
▪	our ability to favorably resolve potential tax claims, litigation matters and other unresolved contingent liabilities;
▪	the amount of proceeds that might be realized from the sale or other disposition of our assets;
▪	the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations;
▪	our incurrence of expenses relating to the Plan of Dissolution;
▪	our ability to retain employees, consultants and other resources to carry out the plan of Dissolution;
▪	the difficulty selling our common stock prior to the Dissolution; and
▪	the ability of the Board of Directors to abandon, modify or delay implementation of the Plan of Dissolution, even after stockholder approval.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this Information Statement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements as predictions of future events.

These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

QUESTIONS AND ANSWERS

Why did I receive this Information Statement?

Stockholders owning a majority of our outstanding shares took action by written consent in lieu of a stockholders' meeting. Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.

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What action was taken by written consent?

We obtained stockholder consent for the approval of the voluntary liquidation and dissolution of the Company pursuant to a Plan of Dissolution, as well as the Election of our Board.

How many shares of common stock were outstanding on February 28, 2023?

On February 28, 2023, the date we received the consent of the holders of more than a majority of the voting power of our stockholders, there were 4,889,834 shares of common stock outstanding.

What vote was obtained to approve the actions described in this Information Statement?

We obtained the approval of our officers and directors, Andre De Castro and Deborah de Castro, which collectively hold approximately 87.69% of the voting power of our outstanding shares of common stock. Therefore, no vote of any other stockholder is necessary and stockholder votes are not being solicited.

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Our costs are estimated at approximately $7,500.

What action do I need to take as a stockholder?

You are not required to take any action. The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement.

Will any distribution be made to me as a stockholder as a result of the dissolution?

We cannot predict with certainty the amount of any liquidating distributions to our stockholders. As such, the figures presented are provided to you within a range, and which represent an estimate by the company. The estimated numbers are derived from our financial statements under GAAP accounting. The price we are able to get for these assets, however, may change drastically based on market conditions and the market price for our cryptocurrencies. Based on the information currently available to us, we estimate that the aggregate amount ultimately distributed to our stockholders will be in the range of between approximately $0.00 and $0.11 per share. The estimated distributions represent our estimate of the amount to be distributed to stockholders during the liquidation, but do not represent the minimum or maximum distribution amount. Total actual distributions, if any, could be higher or lower.

The estimated distributions are based on, among other things, the fact that, we had approximately $2,000,000 on the low end and $2,400,000 on the high end in liquid assets consisting of cash, cash equivalents, property (including crypto currency) and marketable securities, net of obligations and other known expenses through February 28, 2023. The company’s assets are largely in crypto currency, which is extremely volatile and can significantly impact these figures during the liquidation process.

We will pay all expenses (including operating and wind-up expenses to be incurred throughout the dissolution and wind-up process) and other known, non-contingent liabilities (which we presently estimate to be between $1,250,000 and $1,500,000 for the period from February 28, 2023 through the Dissolution and wind-up process). We have used and anticipate continuing to use cash until the end of the three-year period following the Effective Date of the filing of the Certificate of Dissolution for a number of items, including, but not limited to, the following:

▪	ongoing operating expenses;
▪	expenses incurred in connection with the Dissolution;
▪	taxes imposed upon us and any sale of our assets; and
▪	professional, legal, consulting and accounting fees.

In addition, we expect to reserve approximately $500,000 of cash or cash equivalent for unknown, contingent and/or conditional liabilities, which includes any settlement / judgement of outstanding or future lawsuits.

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Stockholders may receive more or less than the amounts estimated above, or you may not receive any liquidating distributions at all. It is possible that any distribution could be followed in the future by additional distributions, if it is determined that any reserved amounts no longer need to be reserved.

Many of the factors influencing the amount of cash distributed to our stockholders as a liquidating distribution cannot be currently quantified with certainty and are subject to change. The actual amounts of any liquidating distributions may vary substantially, depending on, among other things, the actual price we are able to receive from the sale of our crypto currency in the market, the actual expenses we incur during the dissolution and wind-up process, our ability to successfully defend, resolve and/or settle any litigation matters currently existing or that may arise, whether we become subject to additional liabilities or claims, whether we incur unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities or incur substantial losses or gains due to the volatile crypto markets. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution. You may receive substantially less than the amount we currently estimate or that you otherwise expect to receive.

When will stockholders receive payment of liquidating distributions?

We intend to make liquidating distributions, if available, as permitted by Delaware law, from time to time following the Effective Date of the filing of the Certificate of Dissolution. However, we are unable to predict the precise amount or timing of any such liquidating distributions. The timing and amount of liquidating distributions, if any, will depend upon the actual expenses incurred, the timing of the resolution of any matters for which we have established a reserve, and the amount to be paid in satisfaction of such contingencies, as well as our ability to otherwise convert our remaining assets to cash.

When do you expect the dissolution process to be completed?

We are working toward an orderly wind-down of our business and operations. After the Effective Date in the filed Certificate of Dissolution, our corporate existence will continue for a period of three years (subject to extension if authorized by a court), or as may be required to resolve any pending litigation matters, and we would not be permitted to carry on any business except that appropriate to wind-down and liquidate our business and affairs.

Can I still sell my shares of common stock of the Company?

Yes, but only until the effective date stated in the Certificate of Dissolution with the Delaware Secretary of State. We do not have a public market for our common stock. As such, you may not be able to sell your shares. In addition, we intend to close our stock transfer books and discontinue recording transfers of shares of our common stock at the close of business on the effective date stated in Certificate of Dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law.

Am I entitled to appraisal rights?

No. You are not entitled to appraisal rights in accordance with Delaware General Corporation Law (“DGCL”) in connection with the actions taken by written consent.

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What are the material U.S. federal income tax consequences of the Dissolution?

Amounts received by stockholders that are United States persons (as defined in the Code (as defined below)) pursuant to the Plan of Dissolution will result in gain or loss for a stockholder equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the stockholder, less any liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) the stockholder’s adjusted tax basis in the shares of our common stock. If a stockholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares. Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis in its shares, or block of shares, of our common stock before recognizing any gain or loss. If we make more than one liquidating distribution, a stockholder will recognize gain to the extent the aggregate liquidating distributions from us allocated to a share, or block of shares, of our common stock exceed the stockholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from us has been received, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share or block of shares. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will generally be long-term capital gain or loss if the stock has been held for more than one year. If we distribute any property other than cash in a liquidating distribution to our stockholders, we will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, we may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its stockholders.

If we distribute assets to a liquidating trust or trusts for the benefit of the stockholders, the transfer of assets will be treated as distribution in liquidation of the stockholder’s shares, or block of shares, of our common stock. If we have made any liquidating distributions prior to transferring assets to a liquidating trust or trusts, the transfer of assets will be considered the final distribution to stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time we transfer assets to the liquidating trust or trusts equal to their pro rata shares of cash and the fair market value of property other than cash transferred to the liquidating trust or trusts, reduced by the amount of liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. The U.S. federal income tax consequences of this deemed distribution to a stockholder are the same as those described above. The stockholders will be treated as owners of the liquidating trust or trusts and must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust or trusts, whether or not they receive any actual distributions from the liquidating trust or trusts. Stockholders, however, will not be subject to tax when distributions are actually made by the liquidating trust.

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of each stockholder. We recommend that each stockholder consult its own tax advisor regarding the federal income tax consequences of any distribution made to them and of the Plan of Dissolution as well as the state, local and foreign tax consequences.

Where can I find more information about the company?

Management has prepared unaudited financial information as of December 31, 2022 and 2021 and the years then ended, which is included as Exhibit B to this Information Statement. As a result of our inability to obtain a third-party audit of our financial statements, the financial information has been prepared by management but not reviewed or audited by a third-party auditor.

We have filed a Form 15 to terminate our reporting obligations under Section 12 of the Exchange Act. We have filed with the SEC historical information that can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. These filings are available on the SEC’s website at www.sec.gov.

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SUMMARY TERM SHEET

OF

PLAN OF DISSOLUTION

The following is a brief summary of the material terms of the Plan of Dissolution. This summary highlights selected information in this Information Statement and may not contain all of the information that may be important to you. You should carefully read this Information Statement in its entirety and the other documents referenced herein for a more complete understanding of the matters described herein.

About Blockchain of Things

Historically, Blockchain of Things was technology company established to develop and implement blockchain technology, specifically by providing a platform, or web services layer, designed to improve upon existing blockchain technology, including its security and ease of use. We do not have a market for its common stock.

General

Our shareholders owning a majority of our common stock seek to dissolve the company. In furtherance of these efforts, the majority shareholders have approved the Plan of Dissolution in substantially the form attached as Appendix A.

Blockchain of Things will file a Certificate of Dissolution with the Delaware Secretary of State dissolving our company. Pursuant to Delaware law, we will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute any remaining assets to our stockholders.

The Plan of Dissolution also provides for the appointment, at the Board’s discretion, of a manager to oversee the sale of our assets and our liquidation and wind up (such individual, or any successor person(s) as the Board may later designate, the “Manager”). The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the day prior to the date that the Certificate of Dissolution is effective with the Delaware Secretary of State, which date is referred to as the “Effective Date.”

We intend to discontinue recording transfers of shares of our common stock on the Effective Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Effective Date, any distributions made by us will be made solely to the stockholders of record as of the close of business on the Effective Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

Summary of the Plan of Dissolution and Dissolution Process

In connection with the Dissolution (as defined below), we are required by Delaware law to pay or provide for payment of all of our liabilities and obligations, including making reasonable provision for the payment of contingent obligations. After filing a Certificate of Dissolution with the Delaware Secretary of State, we shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to:

•	prosecuting and defending suits, whether civil, criminal or administrative, by or against us;
•	converting our assets into cash or cash equivalents;
•	discharging or making provision for discharging our liabilities;
•	withdrawing from all jurisdictions in which we are qualified to do business;
•	distributing our remaining property among our stockholders according to their interests; and
•	doing every other act necessary to wind up and liquidate our business and affairs, but not for the purpose of continuing the business for which we were organized.

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Delaware law provides that, following the approval of the Plan of Dissolution by holders of a majority of outstanding shares of capital stock, the Board may take such actions as it deems necessary in furtherance of the dissolution of our company and the winding up of its operations and affairs.

We will pay all of our expenses (including operating and wind-up expenses to be incurred throughout the dissolution and wind-up process) and other known, non-contingent liabilities (which we presently estimate at between $1,250,000 and $1,500,000 for the period from February 28, 2023 through the Effective Date of the Certificate of Dissolution and wind-up process). We will determine whether and when to collect, sell, exchange, distribute or otherwise dispose of all or substantially all of our non-cash property and assets. In addition, we expect to reserve approximately $500,000 in cash or cash equivalents for unknown, contingent and/or conditional liabilities.

We cannot predict with certainty the amount of any liquidating distributions to its stockholders. As such, the figures presented are provided to you within a range, and which represent an estimate by the company. The estimated numbers are derived from our financial statements under GAAP accounting. The price we are able to get for these assets, however, may change drastically based on market conditions and the market price for our crypto currency. Based on the information currently available to it, we estimate that the aggregate additional amount ultimately distributed to our stockholders will be in the range of between approximately $0.00 and $ 0.11 per share. The estimated remaining distributions are based on, among other things, the fact that, we had approximately $2,000,000 on the low end and $2,400,000 on the high end in liquid assets consisting of cash, cash equivalents, property (including crypto currency) and marketable securities, net of obligations and other known expenses through February 28, 2023. The company’s assets are largely in crypto currency, which is extremely volatile and can significantly impact these figures during the liquidation process. The estimated remaining distributions represent our estimate of the amount to be distributed to stockholders during the liquidation, but do not represent the minimum or maximum distribution amount. Total actual distributions, if any, could be higher or lower, or there may not be any liquidating distributions at all. It is possible that any distribution could be followed in the future by distributions, if it is determined that any reserved amounts no longer need to be reserved.

If funds are available and to the extent permitted by Delaware law, we intend to make liquidating distributions from time to time following the Effective Date of the filing of the Certificate of Dissolution. However, we are unable to predict the precise amount or timing of any liquidating distributions (or whether any liquidating distributions will occur at all), as many of the factors influencing the amount of cash distributed to our stockholders in liquidating distribution(s) and/or the timing of such distributions cannot be currently quantified with certainty and are subject to change. The actual amounts and timing of any liquidating distributions may vary substantially, depending on, among other things, the actual operating expenses we incur during the dissolution and wind-up process, our ability to successfully defend, resolve and/or settle any litigation matters that may arise (and the timing of any such successful defense, resolution or settlement), whether we become subject to additional liabilities or claims (and the speed with which we are able to defend, resolve or discharge any such liabilities or claims), and whether we incur unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities. Accordingly, our stockholders will not know the exact amount of any liquidating distributions that they may receive as a result of the Plan of Dissolution; they may receive substantially less than the amount we currently estimate or that they otherwise expect to receive.

Any liquidating distributions from us will be made to stockholders according to their holdings of common stock as of the Effective Date. Any such distributions to stockholders will be in complete redemption and cancellation of all of the outstanding shares of our capital stock.

We may, at any time, choose to implement the Plan of Dissolution through a liquidating trust, which, if adopted, would succeed to all of our assets, liabilities and obligations. The Board may appoint one or more of its members, one or more of our officers or employees, or a third party, to act as trustee or trustees of such liquidating trust. If all of our assets are not distributed within three years after the date we dissolved and a judicial extension of this deadline has not been sought or received, we expect to transfer our remaining assets to a liquidating trust at such time.

During the liquidation of our assets, we will pay certain of its officers, directors, employees, independent contractors and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. See the section of this information Statement captioned “Interests of Certain Persons in the Dissolution.” Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services. We will also continue to indemnify our officers, directors, employees, independent contractors and agents to the maximum extent specified under existing agreements and in accordance with applicable law, our charter and bylaws and any contractual arrangements, for actions taken in connection with the implementation of the Plan of Dissolution.

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Reasons for the Proposed Dissolution and Liquidation

The holders of a majority of outstanding shares of capital stock believe that our voluntary dissolution is in our best interests and the best interests of our stockholders. The holders of a majority of outstanding shares of capital stock considered at length potential strategic alternatives available to us and elected to pursue a wind-up of our company. In making its determination to approve the Plan of Dissolution, the holders of a majority of outstanding shares of capital stock considered, in addition to other pertinent factors, the fact that we currently have no paying customers causing us to have no significant remaining business operations and zero business prospects; the fact that we will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue; and the fact that we have conducted an evaluation to identify remaining strategic alternatives involving our company as a whole, such as a merger, asset sale, strategic partnership or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation. As a result of its evaluation, the holders of a majority of outstanding shares of capital stock concluded that the Plan of Dissolution is the preferred strategy among the alternatives now available to us and is in the best interests of our company and our stockholders. Accordingly, the holders of a majority of outstanding shares of capital stock approved the dissolution and liquidation of our company pursuant to the Plan of Dissolution.

Conduct of our Company Following the Plan of Dissolution

The steps set forth below, among others, may be completed at such times as the Board or, if applicable, the Manager, in accordance with Delaware law, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;
•	the cessation of all of our business activities except those relating to winding up and liquidating our business and affairs, including, but not limited to, prosecuting and defending suits by or against our company;
•	the collection, sale, exchange or other disposition of all or substantially all of our non-cash property and assets in one transaction or in several transactions;
•	the defense, resolution and/or settlement of any litigation against us, and the making of reasonable provision to pay insurance retentions and legal fees in connection with any such lawsuit or claim;
•	the payment of or the making of reasonable provision to pay all known claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;
•	the making of such provision as will be reasonably likely to be sufficient to satisfy any claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;
•	the setting aside of a reserve consisting of cash and/or property to satisfy such claims and contingent obligations;
•	the payment of any liquidating distribution to our stockholders of record, determined as of the Effective Date;
•

the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of the remaining assets of our company after payment or provision for payment of claims against and obligations of our company; and

•	the taking of any and all other actions permitted or required by Delaware law and any other applicable laws and regulations.

The Board may, to the fullest extent permitted by law, amend the Plan of Dissolution without further stockholder approval if it determines that such amendment is in the best interest of our company. In addition, if the Board determines that the Plan of Dissolution is not in our best interest, the Board may direct that the Plan of Dissolution, and therefore the dissolution of our company, be abandoned at any time.

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Liquidating Distributions

It our current intention to make liquidating distributions to our stockholders of record as of the Effective Date from time to time, as permitted by Delaware law. Delaware law requires that, prior to making any liquidating distribution, we pay or provide for payment of all of our liabilities and obligations, including contingent liabilities. Further, our ability to make liquidating distributions could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.

All liquidating distributions from our company or a liquidating trust, or as a result of an assignment for the benefit of creditors, on or after the Effective Date, if any, will be made to stockholders of record as of the Effective Date according to their holdings of common stock as of the Effective Date.

Amount and Timing of Expected Liquidating Distributions to Stockholders

We cannot predict with certainty the amount of any liquidating distributions to our stockholders or whether we will be able to make liquidating distributions at all. However, based on the information currently available to us, we estimate that the aggregate amount ultimately distributed to our stockholders will be in the range of between approximately $0.00 and $0.11 per share of common stock. The estimated distributions are based on, among other things, the fact that, we had approximately $2,000,000 on the low end and $2,400,000 on the high end in liquid assets consisting of cash, cash equivalents, property (including crypto currency) and marketable securities, net of obligations and other known expenses through February 28, 2023. The company’s assets are largely in crypto currency, which is extremely volatile and can significantly impact these figures during the liquidation process. The actual amounts of any liquidating distributions may vary substantially, depending on, among other things, whether we become subject to any additional liabilities or claims whether we incur unexpected or greater than expected losses with respect to contingent liabilities.

Sale of our Assets

The Plan of Dissolution contemplates the potential for the sale of all of our remaining non-cash assets without further stockholder approval.

Contingent Liabilities; Reserves

In connection with our dissolution, we are required by Delaware law to pay or provide for payment of all of our liabilities and obligations, including making reasonable provision for the payment of contingent obligations. Following the Effective Date of the filing of the Certificate of Dissolution with the Delaware Secretary of State, we will pay all expenses and other known liabilities and maintain a reserve, consisting of cash or other assets, that we believe will be adequate for the satisfaction of all of our current contingent or conditional claims and liabilities. We may also take other steps to provide for the satisfaction of the reasonably estimated amount of such liabilities, including possibly seeking to acquire insurance coverage with respect to certain contingent liabilities. We currently estimate that we will maintain an initial cash or cash equivalent reserve of approximately $500,000 for unknown, contingent and/or conditional liabilities. From time to time, we may distribute to our stockholders on a pro rata basis any portions of the reserve that we deem to no longer be required. In the event we fail to create an adequate reserve for the payment of our expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, creditors of our company may be able to pursue claims against our stockholders directly to an extent they have claims co-extensive with such stockholders’ receipt of liquidating distributions.

Reporting Requirements

We filed a Form 15 on February 27, 2023, to terminate our reporting obligations. Subject to review by the SEC, our duty to file periodic reports has terminated, but we are still required to file this Schedule 14C under SEC rules for 90 days after termination of reporting. As such, we are filing this Information Statement with the SEC but we will not be filing a Form 10-K for the year ended December 31, 2022. We have provided the shareholders with our unaudited financial statements as of December 31, 2022 and 2021 and the years then ended in Exhibit B to this Information Statement.

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Interests of Certain Persons in the Dissolution

As of February 28, 2023, the directors and executive officers of our company collectively hold 4,287,999 shares of our common stock. These directors and executive officers of our company will exercise their remaining options to purchase 953,611 shares of our common stock, such that, at the Effective Date, our directors and executive officers will collectively hold 5,241,610 shares as of the Effective Date.

Our executive officers and directors who own shares of our common stock will be entitled to receive, on the same terms and conditions as our other stockholders, the same distributions and other benefits that our stockholders would receive when we make liquidating distributions to our stockholders of record as of the Effective Date.

Certain Material U.S. Federal Income Tax Consequences

Our stockholders that are United States persons (as defined in the Code (as defined below)) generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the stockholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) the stockholder’s adjusted tax basis in the shares of our common stock. If a stockholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares. Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis in its shares, or block of shares, of our common stock before recognizing any gain or loss. If we make more than one liquidating distribution, a stockholder will recognize gain to the extent the aggregate liquidating distributions allocated to a share, or block of shares, of our common stock exceed the stockholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from us have been received, and then only if the aggregate value of all liquidating distributions with respect to a share or block of shares is less than the stockholder’s tax basis for that share or block of shares. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the shares have been held for more than one year. If we distribute any property other than cash in a liquidating distribution to our stockholders, we will recognize gain or loss as if such property were sold to the stockholders at its fair market value.

If we transfer assets to a liquidating trust or trusts for the benefit of the stockholders, we intend to treat the liquidating trust or trusts as a grantor trust of the stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a distribution at the time we transfer assets to the liquidating trust or trusts equal to their pro rata shares of cash, and, as applicable, the fair market value of property other than cash, transferred to the liquidating trust or trusts, reduced by the amount of liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. This constructive distribution will be treated as a distribution in liquidation of the stockholder’s shares of our common stock with the same U.S. federal income tax consequences described above.

Stockholders are urged to carefully review this description and to consult their own tax advisors as to the specific tax consequences of any distributions made to them and of our dissolution and liquidation pursuant to the Plan of Dissolution.

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THE STOCKHOLDER CONSENT

On February 28, 2023, two stockholders, which hold approximately 87.69% of the voting power of our outstanding shares of common stock, consented in writing under Section 228 of the DGCL approving adoption of the Plan of Dissolution and the Election of our Board. Accordingly, no vote of any other stockholder is necessary and stockholder votes on this matter are not being solicited.

February 28, 2023, has been fixed as the record date for the determination of our stockholders entitled to receive this Information Statement. As of the close of business on the record date, there were 4,889,834 shares of our common stock outstanding, held by approximately 15 holders of record.

The adoption of the Plan of Dissolution constitutes full and complete authority for our board and officers, without further stockholder action, to do and perform any and all acts, and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the board or such officers deem necessary, appropriate or advisable: (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver all of the remaining assets and properties of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Sections 280 and 281 of the DGCL; and (iv) to distribute any properties and assets of the Company and all remaining funds pro rata to the Company’s stockholders and in accordance with the distribution rights of the Company’s then outstanding shares of capital stock.

No further vote or consent of any other stockholder of the Company is necessary to approve the Plan of Dissolution or re-election of our incumbent directors. Accordingly, we are not soliciting any stockholder votes or consents by this Information Statement. We may first take corporate action in accordance with the stockholder approval by filing the Certificate of Dissolution with the Delaware Secretary of State, which shall be effective not less than twenty (20) days after the mailing of this Information Statement to stockholders. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement is being mailed to the stockholders on or about March __, 2023. This Information Statement also serves as notice to stockholders under Section 228 of the DGCL of the approval of the Plan of Dissolution and the Election of our Board.

INFORMATION ABOUT THE COMPANY

        We were originally incorporated as Blockchain of Things, Inc. in Delaware on July 15, 2015. Historically, we have been a technology company established to develop and implement blockchain technology, specifically by providing a platform, or web services layer, designed to improve upon existing blockchain technology, including its security and ease of use.

The holders of a majority of outstanding shares of capital stock believe that our voluntary dissolution is in our best interests and the best interests of our stockholders. The holders of a majority of outstanding shares of capital stock considered at length potential strategic alternatives available to us and elected to pursue a wind-up of our company. In making its determination to approve the Plan of Dissolution, holders of a majority of outstanding shares of capital stock considered, in addition to other pertinent factors, the fact that we currently have no paying customers causing us to have no significant remaining business operations and zero business prospects; the fact that we will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue; and the fact that we have conducted an evaluation to identify remaining strategic alternatives involving our company as a whole, such as a merger, asset sale, strategic partnership or other business combination transaction, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation. As a result of its evaluation, holders of a majority of outstanding shares of capital stock concluded that the Plan of Dissolution is the preferred strategy among the alternatives now available to us and is in the best interests of our company and our stockholders. Accordingly, holders of a majority of outstanding shares of capital stock approved the dissolution and liquidation of our company pursuant to the Plan of Dissolution.

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For these and other reasons, we have determined to voluntarily liquidate and dissolve the Company.

There is no public market for our common stock. Our principal executive office is located at 3401N. Miami Ave, Suite 230 Miami FL, 33127 and our telephone number is 646-926-2268.

For a more detailed description of our business prior to our decision to voluntarily liquidate and dissolve, please see our Exhibit B, which include our unaudited financial statements as of December 31, 2022 and 2021 and the years then ended. Please also see our Annual Report on Form 10-K for the year ended December 31, 2021, as well as our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022.

RISK FACTORS REGARDING THE PLAN OF DISSOLUTION

This Information Statement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of factors both in and out of our control, including the risks faced described below and elsewhere in this Information Statement. See the section of this Information Statement captioned “Special Note Regarding Forward-Looking Statements” for more information.

The amounts distributed to our stockholders as liquidating distributions, if any, may be substantially less than the estimates set forth in this Information Statement.

At present, the Board cannot determine with certainty the amount of any liquidating distribution to our stockholders. The amount of cash ultimately distributed to our stockholders in any liquidating distribution depends on, among other things, the price we are able to get on the market for our cryptocurrencies, the amount of our liabilities, obligations and expenses and claims against us, and the amount of the reserves that we established during the liquidation process. Our estimates of these amounts may be inaccurate. Factors that could impact our estimates include the following:

•	if any of our estimates regarding the Plan of Dissolution, including the value of our cryptocurrencies in a volatile market, the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate;

•	if litigation is brought against us or our directors and officers;

•	if unforeseen claims are asserted against us, we will have to defend or resolve such claims or establish a reasonable reserve before making distributions to our stockholders;

•	if the net proceeds received by us for our non-cash property and assets, are significantly lower than our estimates;

•	if any of our estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate our company, are inaccurate; and

•	if we are unable to obtain relief from certain reporting requirements under the Exchange Act, we will continue to incur significant expenses related to ongoing reporting obligations.

If any of the foregoing occurs, the amount distributed to our stockholders may be substantially less than the amount we currently estimate.

In addition, under Delaware law, claims and demands may be asserted against us at any time during the three years following the effective date of the filing of the Certificate of Dissolution. Accordingly, the Board may obtain and maintain insurance coverage for such potential claims. As discussed above, the Board also expects to reserve approximately $500,000 of cash or chase equivalent for unknown, contingent and/or conditional liabilities, and may also set aside additional amounts of cash or other assets as a reserve to satisfy claims against and obligations of our company that may arise during the three-year period following the Effective Date of the filing of the Certificate of Dissolution. As a result of these factors, we may retain for distribution at a later date some or all of the estimated amounts that it expects to distribute to stockholders.

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We may not be able to settle all of our obligations, which may delay or reduce liquidating distributions to our stockholders.

We have current and future obligations to third parties. Our estimated remaining distributions to our stockholders take into account all of our known liabilities and certain possible contingent liabilities and the Board’s current best estimate of the amount reasonably required to satisfy such liabilities. As part of the wind-up process, we intend to discharge all of our obligations to third parties. We cannot assure you that unknown liabilities that have not been accounted for will not arise, that we will be able to settle all of our liabilities or that our liabilities can be settled for the amounts we have estimated for purposes of calculating the range of distribution to our stockholders. If we are unable to reach an agreement with a third party relating to a liability, that third party may bring a lawsuit against us. Amounts required to settle liabilities or to defend, resolve or settle lawsuits in excess of the amounts estimated may reduce the amount of net proceeds available for distribution to stockholders.

The Board may abandon or delay implementation of the Plan of Dissolution

Despite the fact that our majority shareholders already approved the Plan of Dissolution, the Board has reserved the right, in its discretion, to the extent permitted by Delaware law, to abandon or delay the filing of the Certificate of Dissolution or implementation of the Plan of Dissolution if such action is determined to be in the best interests of our company, in order, for example, to permit us to pursue strategic alternatives. Any such decision to abandon or delay implementation of the filing of the Certification of Dissolution or Plan of Dissolution may result in us incurring additional operating costs and liabilities, which could reduce the amount available for liquidating distributions to our stockholders. Additionally, we may, subject to approval by the Board but without further stockholder approval, make an assignment for benefit of our creditors under applicable state law, and thereby liquidate and wind up its affairs through such an assignment for benefit of creditors proceeding under applicable law, as further described below.

The payment of liquidating distributions, if any, to our stockholders could be delayed.

Although the Board has not established a firm timetable for liquidating distributions to our stockholders, the Board intends, subject to contingencies inherent in winding up our business, to make such liquidating distributions, if any, from time to time following the filing of the Certificate of Dissolution in light of when creditor claims and contingent liabilities are paid or settled. However, we are currently unable to predict the precise timing of any such liquidating distributions or whether any liquidating distributions will occur at all. The timing of any such liquidating distributions will depend on and could be delayed by, among other things, any settlements of obligations to third parties. Additionally, a creditor could seek an injunction against the making of such distributions to our stockholders on the basis that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for such distribution to our stockholders.

We will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution.

Claims, liabilities and expenses from operations, such as operating costs, legal, accounting and consulting fees and miscellaneous expenses, will continue to be incurred as we wind up. These expenses could be much higher than currently anticipated and will reduce the amount of assets available for ultimate distribution to stockholders.

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If we fail to create an adequate reserve for payment of our expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to our creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.

Pursuant to Delaware law, we will continue to exist for three years after its dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against us and enabling us to gradually close our business, dispose of our property, discharge our liabilities and to distribute to our stockholders any remaining assets. In the event that we fail to create during this three-year period an adequate reserve for payment of our expenses and liabilities, creditors may be able to pursue claims against our stockholders directly to the extent that they have claims co-extensive with such stockholders’ receipt of liquidating distributions. Although the liability of any stockholder is limited to the amounts previously received by such stockholder from us (and from any liquidating trust or trusts) pursuant to the Plan of Dissolution, this means that a stockholder could be required to return all liquidating distributions previously made to such stockholder and receive nothing from us under the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no guarantee that the reserves established by us will be adequate to satisfy all such expenses and liabilities.

Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution, including for the sale of all or substantially all of our non-cash assets, if any, as contemplated in the Plan of Dissolution.

The approval of the Dissolution Proposal by our stockholders will also authorize, without further stockholder approval, the Board and, if applicable, the Manager to take such actions as they deem necessary, appropriate or desirable to implement the Plan of Dissolution and the transactions contemplated thereby. Accordingly, we may dispose of our non-cash assets, in a manner determined appropriate by the Board, without further stockholder approval.

Although the Board will be responsible for overseeing the Plan of Dissolution, the Board’s authority could effectively be transferred to a liquidating trustee or some other party.

Under Delaware law, a company’s board of directors retains ultimate decision-making authority following a company’s dissolution, and therefore the Board would initially be responsible for overseeing the Plan of Dissolution. However, pursuant to the Plan of Dissolution, a liquidating trust could be used to complete the Dissolution, or, under Delaware law, any director, creditor, stockholder or other party showing good cause could seek court appointment of a trustee or receiver to complete the Dissolution.

Interests of our stockholders in after the Effective Date, and interests of our stockholders in any liquidating trust we may establish pursuant to the Plan of Dissolution, may not be assignable or transferable.

We intent to discontinue recording transfers of shares of its common stock on the Effective Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. In addition, if we were to establish a liquidating trust, the interests of our stockholders in such liquidating trust would similarly not be assignable or transferable except by will, intestate succession or operation of law, which could adversely affect our stockholders’ ability to realize the value of such interests. Furthermore, given that our stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to any entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests would result in tax liability to the stockholders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

We may be subject to U.S. federal income tax on the distribution of any property other than cash.

If we distribute any property other than cash in a liquidating distribution to our stockholders, we will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, we may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its stockholders. The Internal Revenue Service (the “IRS”) may challenge our valuation of any distributed property. As a result of such a challenge, the amount of gain or loss recognized by us and our stockholders on the property distributed might change.

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The tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in this information statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.

We have not requested a ruling from the IRS with respect to the anticipated tax consequences of the Plan of Dissolution, and will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences of the Plan of Dissolution described in the Information Statement proves to be incorrect, the result could be increased taxation to us and/or our stockholders, thus reducing the benefit to our stockholders and us from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

As of the date of this Information Statement, we have been unable to retain a third-party auditor as a result of being in the crypto blockchain sector and, as such, we are only able to provide unaudited financial information.

On December 2, 2022, we were notified by our auditors, Adeptus Partners LLC, that their executive committee had decided that Adeptus is no longer going to perform an audit or attest work for any form of Blockchain, Crypto, Digital Asset, or Trading entities. Without any prior warnings, we immediately lost our auditing firm. We requested that they recommend other auditing firms, and we were told that three other firms they contacted also refused to engage with auditing crypto companies. The executives also attempted to contact auditing firms with no success.

As a result, we are unable to provide you with audited financial statements.

There is no assurance that our cryptocurrency assets will maintain any estimated value, and volatility in the market prices of cryptocurrencies makes it difficult to know the exact amount shareholders will receive in any distribution in the liquidation of our company.

As a relatively new product based on technologies developed in recent years, cryptocurrencies have only recently been accepted as a means of payment for goods and services by selected industries and in selected markets, and the use of cryptocurrencies by consumers to make payment remains limited. Additionally, as the value of most cryptocurrencies is not anchored by any reserve currency or precious metal, nor is it backed by any government or commercial enterprise, the long-term value of cryptocurrencies is uncertain, which may further increase the volatility in cryptocurrency prices. Banks and other established financial institutions may refuse to process funds for cryptocurrency transactions, process wire transfers to or from cryptocurrency exchanges, or maintain accounts for persons or entities transacting in cryptocurrencies.

Meanwhile, a significant portion of cryptocurrency demand is generated by speculators and investors seeking to profit from the short or long-term holding of cryptocurrencies. The prices of cryptocurrencies may also be impacted by evolving and uncertain regulatory environment and the development of blockchain technology. The prices of cryptocurrencies have been quite volatile during its limited history.

Our ability to make distributions to our shareholders in a liquidation is uncertain, given that most of our assets are cryptocurrencies, and the market prices of cryptocurrencies are subject to volatile fluctuations. Any wild fluctuations in the market price of cryptocurrencies may have a material adverse impact on our ability to make a distribution to shareholders. If there is a steep increase in the market price of cryptocurrencies, our estimates will not be accurate, and shareholders may receive more than estimated in a distribution. On the other hand, if the market price of cryptocurrencies falls significantly, we may not be able to pay any distribution to shareholders in a liquidation of our company.

Private keys, which provide access to cryptocurrencies, are held in secured vaults at banking institutions and a limited number of digital wallets. These digital assets are exchanged for United States Dollars (USD) in the normal course of business so that we may meet our operational needs. The assets are not insured and the exchange rate of the digital assets to USD experiences significant volatility. We can provide no assurances to shareholders as to amount of distributions, if any, they will receive in a liquidation of our company.

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PLAN OF DISSOLUTION

This Information Statement describes certain aspects of the Plan of Dissolution. We recommend that you read carefully the complete Plan of Dissolution for the terms and conditions of the sale and other information that may be important to you. The full text of the Plan of Dissolution is included in this Information Statement as Exhibit A.

About Blockchain of Things

Historically, Blockchain of Things was a technology company established to develop and implement blockchain technology, specifically by providing a platform, or web services layer, designed to improve upon existing blockchain technology, including its security and ease of use. We do not have a market for its common stock.

General

We will file a Certificate of Dissolution with the Delaware Secretary of State with an Effective Date dissolving our company. Pursuant to Delaware law, we will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute any remaining assets to our stockholders. The Plan of Dissolution also provides for the appointment, at the Board’s discretion, of the Manager. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Effective Date. We intend to discontinue recording transfers of shares of our common stock on the Effective Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After Effective Date, any distributions made by us will be made solely to the stockholders of record as of the close of business on the Effective Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

Summary of the Plan of Dissolution and Dissolution Process

In connection with the Dissolution, we are required by Delaware law to pay or provide for payment of all of our liabilities and obligations, including making reasonable provision for the payment of contingent obligations. After filing a Certificate of Dissolution with the Delaware Secretary of State, we shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to:

•	prosecuting and defending suits, whether civil, criminal or administrative, by or against us;
•	converting our assets into cash or cash equivalents;
•	discharging or making provision for discharging our liabilities;

•	withdrawing from all jurisdictions in which we are qualified to do business;
•	distributing our remaining property among our stockholders according to their interests; and
•	doing every other act necessary to wind up and liquidate our business and affairs, but not for the purpose of continuing the business for which we were organized.

Delaware law provides that, following the approval of the Plan of Dissolution by our stockholders, the Board may take such actions as it deems necessary in furtherance of the dissolution of our company and the winding up of our operations and affairs.

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We will pay all of our expenses (including operating and wind-up expenses to be incurred throughout the dissolution and wind-up process) and other known, non-contingent liabilities (which we presently estimate at between $1,250,000 and $1,500,000 for the period from February 28, 2023 through the Effective Date of the Certificate of Dissolution and wind-up process). We will determine whether and when to collect, sell, exchange, distribute or otherwise dispose of all or substantially all of our non-cash property and assets. In addition, we expect to reserve approximately $500,000 in cash or cash equivalents for unknown, contingent and/or conditional liabilities.

We cannot predict with certainty the amount of any liquidating distributions to its stockholders. As such, the figures presented are provided to you within a range, and which represent an estimate by the company. The estimated numbers are derived from our financial statements under GAAP accounting. The price we are able to get for these assets, however, may change drastically based on market conditions and the market price for our crypto currency. Based on the information currently available to it, we estimate that the aggregate additional amount ultimately distributed to our stockholders will be in the range of between approximately $0.00 and $ 0.11 per share. The estimated remaining distributions are based on, among other things, the fact that, we had approximately $2,000,000 on the low end and $2,400,000 on the high end in liquid assets consisting of cash, cash equivalents, property (including crypto currency) and marketable securities, net of obligations and other known expenses through February 28, 2023. The company’s assets are largely in crypto currency, which is extremely volatile and can significantly impact these figures during the liquidation process. The estimated remaining distributions represent our estimate of the amount to be distributed to stockholders during the liquidation, but do not represent the minimum or maximum distribution amount. Total actual distributions, if any, could be higher or lower, or there may not be any liquidating distributions at all. It is possible that any distribution could be followed in the future by distributions, if it is determined that any reserved amounts no longer need to be reserved.

If funds are available and to the extent permitted by Delaware law, we intent to make liquidating distributions from time to time following the Effective date of the filing of the Certificate of Dissolution. However, we are unable to predict the precise amount or timing of any liquidating distributions (or whether any liquidating distributions will occur at all), as many of the factors influencing the amount of cash distributed to our stockholders in liquidating distribution(s) and/or the timing of such distributions cannot be currently quantified with certainty and are subject to change. The actual amounts and timing of any liquidating distributions may vary substantially, depending on, among other things, the actual operating expenses we incur during the dissolution and wind-up process, our ability to successfully defend, resolve and/or settle any litigation matters that may arise (and the timing of any such successful defense, resolution or settlement), whether we become subject to additional liabilities or claims (and the speed with which we are able to defend, resolve or discharge any such liabilities or claims), and whether we incur unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities. Accordingly, our stockholders will not know the exact amount of any liquidating distributions that they may receive as a result of the Plan of Dissolution; they may receive substantially less than the amount we currently estimate or that they otherwise expect to receive.

Any liquidating distributions from us will be made to stockholders according to their holdings of common stock as of the Effective Date. Any such distributions to stockholders will be in complete redemption and cancellation of all of the outstanding shares of our capital stock. We may, at any time, choose to implement the Plan of Dissolution through a liquidating trust, which, if adopted, would succeed to all of our assets, liabilities and obligations. The Board may appoint one or more of its members, one or more of our officers or employees, or a third party to act as trustee or trustees of such liquidating trust. If all of our assets are not distributed within three years after the date our dissolution and a judicial extension of this deadline has not been sought or received, we expect to transfer our remaining assets to a liquidating trust at such time.

During the liquidation of our assets, we will pay certain of our officers, directors, employees, independent contractors and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services. We will also continue to indemnify its officers, directors, employees, independent contractors and agents to the maximum extent specified under existing agreements and in accordance with applicable law, our charter and bylaws and any contractual arrangements, for actions taken in connection with the implementation of the Plan of Dissolution.

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Reasons for the Proposed Dissolution and Liquidation

As part of our evaluation process, the majority shareholders considered the risks and timing of each alternative available to us and consulted with management and our legal advisors. In arriving at our determination that the Plan of Dissolution is advisable and in our best interests and is the preferred strategic option for us, the Board and majority shareholders carefully considered the terms of the Plan of Dissolution and the dissolution process under Delaware law, as well as other available strategic alternatives. In approving the Plan of Dissolution, the Board and majority shareholders considered such terms and alternatives, as well as the following factors:

•	the fact that we currently have no significant remaining business operations or business prospects;

•	the fact that we conducted an evaluation to identify strategic alternatives involving our company as a whole, including a merger, asset sale, strategic partnership or other business combination transaction;

•	the fact that we were a publicly traded company, complete with the substantial accounting, legal and other expenses typical for a public company but with no remaining significant source of revenue;

•	the anticipated timing of liquidating distributions of cash to our stockholders in a dissolution compared to other remaining potential strategic alternatives;

•	the terms and conditions of the Plan of Dissolution, including the provisions that permit the Board to abandon the plan prior to the effective time of the dissolution if it determines that, in light of new proposals presented or changes in circumstances, the Dissolution is no longer advisable and in our best interests and the best interests of our stockholders;

•	the fact that Delaware corporate law requires that the dissolution of a corporation be approved by the affirmative vote of a majority of the voting power of the outstanding shares of capital stock of our company, which ensures that the Board will not be taking actions with respect to the Dissolution of which a majority of our stockholders disapprove; and

•	the fact that approval of the Plan of Dissolution authorizes the Board and officers to implement and amend the Plan of Dissolution without further stockholder approval.

The Board also considered the following risks in arriving at its conclusion that dissolving and liquidating our company is in our best interests and the best interests of our stockholders:

•	the uncertainty of the timing, nature and amount of any liquidating distributions to stockholders;

•	the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale or other transaction involving our company or a sale of shares on the open market;

•	the risks associated with the sale of our non-cash assets as part of the Plan of Dissolution;

•	the possibility that certain of our executive officers and directors may have financial interests in the Dissolution that may be different from, or in addition to, the interests of our stockholders generally;

•	the risk that our stockholders may be required to return to creditors some or all of the liquidating distributions; and

•	the fact that we anticipate that stockholders would generally not be permitted to transfer shares of our common stock after the Effective Date of our filing of the Certificate of Dissolution with the Delaware Secretary of State.

In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, the Board and majority shareholders did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, the Board and majority shareholders did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, the shareholders and individual members of the Board may have given different weight to different factors.

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Possible remaining strategic alternatives include selling all of our remaining assets or seeking voluntary dissolution at a later time and with diminished assets. At this time, the Board and majority shareholders have considered all of these options and has determined that it is in our best interests and in the best interests of our stockholders to dissolve our company and periodically return its cash to our stockholders. The Board retains the right to abandon the Plan of Dissolution prior to or after the Effective Time of the dissolution.

Dissolution Under Delaware Law

Delaware law provides that a corporation may dissolve upon the approval of a corporation’s board of directors followed by a majority vote of its stockholders. Following such approval, the dissolution is effected by filing a certificate of dissolution with the Delaware Secretary of State. The corporation is dissolved upon the Effective Date of its certificate of dissolution.

Under Delaware law, once a corporation is dissolved, it continues its corporate existence for three years, but may not carry on any business except that appropriate to wind up and liquidate its business and affairs. The process of winding up includes, among other things:

•	the settling and closing of any business;

•	the disposition and conveyance of any property;

•	the discharge of any liabilities, including making reasonable provision for contingent and likely future claims;

•	the prosecution and defense of any lawsuits; and

•	the distribution of any remaining assets to stockholders.

If any action, suit or proceeding is commenced by or against the corporation before or within the three-year winding up period (or any extension thereof granted by a court), the corporation will, solely for the purpose of such action, suit or proceeding, automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

Absence of Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal, dissenters’ or similar rights in connection with the Dissolution.

Conduct of our Company Following the Approval of the Plan of Dissolution

This section of the Information Statement describes material aspects of the proposed Plan of Dissolution and the steps we, the Board and, if applicable, the Manager expect to take pursuant thereto. While we believe that this description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire Information Statement, and the Plan of Dissolution attached as Appendix A to this Information Statement, and the other documents delivered with this Information Statement for a more complete understanding of the Plan of Dissolution.

Approval of Plan of Dissolution; Appointment of Manager

To become effective, the Dissolution must be approved by the affirmative vote of a majority of the outstanding shares of capital stock of our company, which occurred on February 28, 2023. The approval of the Plan of Dissolution by the requisite vote of the holders of our common stock will constitute adoption of the Dissolution and of the Plan of Dissolution and a grant of full and complete authority for the Board and officers, without further stockholder action, to proceed with the Dissolution in accordance with any applicable provision of the Delaware law, including the authority to dispose of all of our remaining non-cash assets. The Plan of Dissolution also provides for the appointment, at the Board’s discretion, of a Manager to oversee the sale of our assets and our liquidation and wind up.

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Dissolution and Liquidation

The steps set forth below may be completed at such times as the Board, in its discretion and in accordance with Delaware law, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;

•	the cessation of all of our business activities except those relating to winding up and liquidating our business and affairs, including, but not limited to, prosecuting and defending suits by or against our company;

•	the collection, sale, exchange or other disposition of all or substantially all of our non-cash property and assets, if any, in one transaction or in several transactions;

•	the defense, resolution and/or settlement of any litigation against us, and the making of reasonable provision to pay insurance retentions and legal fees in connection with any such lawsuit or claim;

•	the payment of or the making of reasonable provision to pay all known claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;

•	the making of such provision as will be reasonably likely to be sufficient to satisfy any claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;

•	the setting aside of a reserve consisting of cash and/or property to satisfy such claims and contingent obligations;

•	the payment of any liquidating distribution to our stockholders of record, determined as of the Effective Date;

•	the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of the remaining assets of our company after payment or provision for payment of claims against and obligations of our company; and

•	the taking of any and all other actions permitted or required by Delaware law and any other applicable laws and regulations.

The Board may, to the fullest extent permitted by law, amend the Plan of Dissolution without further stockholder approval if it determines that such amendment is in the best interest of our company. In addition, if the Board determines that the Dissolution is not in our best interest, the Board may direct that the Plan of Dissolution, and therefore the dissolution of our company, be abandoned.

Liquidating Distributions

It is our current intention to make liquidating distributions to our stockholders of record as of the Effective Date from time to time, as permitted by Delaware law. Delaware law requires that, prior to making any liquidating distribution, we pay or provide for payment of all of our liabilities and obligations, including contingent liabilities. In determining whether adequate provision is being made for any outstanding liabilities or wind down costs, the Board may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities, considerations may include the estimated maximum amount of the claim and the likelihood that the claim will be resolved in the claimant’s favor or that the contingency will occur. Further, our ability to make liquidating distributions could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.

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Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution, if anything. We will continue to incur claims, liabilities and expenses (including operating costs, legal, accounting and consulting fees and miscellaneous expenses) pursuant to the Plan of Dissolution. These claims, liabilities and expenses will reduce the amount of cash and assets available for ultimate distribution to our stockholders.

We cannot predict with certainty the amount of any liquidating distributions to our stockholders or whether we will be able to make liquidating distributions at all. However, based on the information currently available to us, we estimate that the aggregate amount ultimately distributed to our stockholders will be in the range of between approximately $ 0.00 and $ 0.11 per share. This estimate of the amount that may be available for distribution assumes, among other things:

•	that there will be no lawsuits filed against us or our officers or directors prior to or following the Effective Date of the Plan of Dissolution;
•	that the Dissolution will be completed within three years;
•	a reserve of $1,250,000 to $1,500,000 to satisfy estimated expenses and liabilities, and an additional $500,000 for unknown, contingent and/or conditional liabilities;
•	that the amount of our estimated expenses to complete the Dissolution will not exceed the estimates contained in the table below.

Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to our stockholders.

The following table sets forth the basis for our estimate of liquidating distributions. The following table is based upon, among other things, the assumptions set forth above and estimates of certain liabilities. If our assumptions or estimates contained therein prove to be incorrect, our stockholders may ultimately receive substantially more or less than the amounts estimated here. We have received approval holders of a majority of outstanding shares of capital stock and we do not plan to resolicit stockholder approval for the Plan of Dissolution even if the amount ultimately distributed to our stockholders changes significantly from the estimates set forth in this Information Statement.

Estimated Liquidating Distribution to Stockholders as of February 28, 2023	Low Estimate	High Estimate
Total assets including Cash, cash equivalents and marketable securities, net of obligations and other known expenses through February 28, 2023 (unaudited)	$2,000,000[1]	$2,400,000[1]
Estimated operating expenses from February 28th, 2023 through the filing of the Certificate of Dissolution and wind-up process	$1,500,000	$1,250,000
Current reserve for unknown, contingent and/or conditional liabilities	$500,000	$500,000
Estimated cash to distribute to stockholders	$0	$650,000
Shares outstanding	4,889,834	4,889,834
Options to convert before effective date	953,611	953,611
Total outstanding shares as of the effective date	5,843,445	5,843,445
Estimated liquidating distribution(s) per share	$0.0	$0.111

(1)	The figures presented are provided to you within a range, and which represent an estimate by the company. The estimated numbers are derived from our financial statements under GAAP accounting. The price we are able to get for these assets, however, may change drastically based on market conditions and the market price for our cryptocurrencies. Please see “Risk Factors Regarding the Plan of Dissolution” for a discussion about how the volatility in the market prices of cryptocurrencies makes it difficult to know the exact amount shareholders will receive in any distribution in the liquidation of our company.

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Based on the foregoing, we estimate that the aggregate amount ultimately distributed to our stockholders will be in the range of between approximately $0.00 and $0.11 per share. The estimated distributions are based on, among other things, the fact that, we had approximately $2,000,000 on the low end and $2,400,000 on the high end in liquid assets consisting of cash, cash equivalents, property (including crypto currency) and marketable securities, net of obligations and other known expenses through February 28, 2023. The company’s assets are largely in crypto currency, which is extremely volatile and can significantly impact these figures during the liquidation process. The actual amounts of any liquidating distributions may vary substantially, depending on, among other things, whether we become subject to additional liabilities or claims. See the section of this Information Statement captioned “Risk Factors Regarding the Plan of Dissolution.” Although the Board has not established a firm timetable for liquidating distributions, subject to contingencies inherent in winding up our business, the Board intends to make such distributions from time to time following the Effective Date stated in the Certificate of Dissolution.

Effective Date and Stock Transfer Books

The Effective Date will be stated in the Certificate of Dissolution that is filed with the Delaware Secretary of State. We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock on the Effective Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Effective Date, we will not issue any new stock certificates, other than replacement certificates.

All liquidating distributions from us or a liquidating trust, or as a result of an assignment for the benefit of creditors, on or after the Effective Date, if any, will be made to stockholders of record as of the Effective Date according to their holdings of common stock as of the Effective Date. Subsequent to the Effective Date, we may at our election require stockholders to surrender certificates representing their shares of common stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by us or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Amount and Timing of Expected Liquidating Distributions to Stockholders

We cannot predict with certainty the amount of any liquidating distributions to our stockholders. However, based on the information currently available to us, we estimate that the aggregate amount ultimately distributed to our stockholders will be in the range of between approximately $0.00 and $0.11 per share. The estimated distributions are based on, among other things, the fact that, we had approximately $2,000,000 on the low end and $2,400,000 on the high end in liquid assets consisting of cash, cash equivalents, property (including crypto currency) and marketable securities, net of obligations and other known expenses through February 28, 2023. The company’s assets are largely in crypto currency, which is extremely volatile and can significantly impact these figures during the liquidation process. The estimated remaining distributions represent our estimate of the amount to be distributed to stockholders during the liquidation, but do not represent the minimum or maximum distribution amount. Total actual distributions, if any, could be higher or lower, or there may not be any liquidating distributions at all. It is possible that any distribution could be followed in the future by distributions, if it is determined that any reserved amounts no longer need to be reserved.

If funds are available and to the extent permitted by Delaware law, we intent to make liquidating distributions from time to time following the Effective Date stated in the Certificate of Dissolution. However, we are unable to predict the precise amount or timing of any liquidating distributions (or whether any liquidating distributions will occur at all), as many of the factors influencing the amount of cash distributed to our stockholders in liquidating distribution(s) and/or the timing of such distributions cannot be currently quantified with certainty and are subject to change. The actual amounts and timing of any liquidating distributions may vary substantially, depending on, among other things, the actual operating expenses we incur during the dissolution and wind-up process, our ability to successfully defend, resolve and/or settle any litigation matters that may arise (and the timing of any such successful defense, resolution or settlement), whether we become subject to additional liabilities or claims (and the speed with which we are able to defend, resolve or discharge any such liabilities or claims), and whether we incur unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities. Accordingly, our stockholders will not know the exact amount of any liquidating distributions that they may receive as a result of the Plan of Dissolution; they may receive substantially less than the amount we currently estimate or that they otherwise expect to receive. See the section of this Information Statement captioned “Risk Factors Regarding the Plan of Dissolution.”

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Sale of our Remaining Assets

The Plan of Dissolution contemplates the sale of all of our remaining non-cash assets if and at such time as the Board or the Manager, if applicable, may approve, without further stockholder approval. The Plan of Dissolution does not specify the manner in which we may sell our assets. Such sales could take the form of sales of individual assets, sales of groups of assets organized by type of asset or otherwise, a single sale of all or substantially all of our assets, or some other form of sale. The assets may be sold to one or more purchasers in one or more transactions over a period of time. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board. We do not anticipate amending or supplementing this Information Statement to reflect any such agreement or sale, unless required by applicable law, or selling any additional assets in the future.

Contingent Liabilities; Reserves

Under Delaware law, we are required, in connection with the Dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. We will pay all of our expenses (including operating and wind-up expenses to be incurred throughout the dissolution and wind-up process) and other known, non-contingent liabilities (which we presently estimate at between $1,250,000 and $1,500,000 for the period from February 28, 2023 through the Effective Date stated in the Certificate of Dissolution and wind-up process). We have used and anticipate continuing to use cash until the end of the three-year period following the Effective Date stated in the Certificate of Dissolution for a number of items, including, but not limited to, the following:

•	ongoing operating expenses;

•	expenses incurred in connection with the Dissolution;

•	taxes imposed upon our company and any of our assets; and

•	professional, legal, consulting and accounting fees.

In addition to the $1,000,000 to $1,500,000 we have set aside for known, ongoing expenses, we will maintain a reserve, consisting of cash or other assets that we believe will be adequate for the satisfaction of all of our current unknown, contingent and/or conditional claims and liabilities. We may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including possibly seeking to acquire insurance coverage with respect to certain claims and liabilities. We currently estimate that we will maintain an initial cash reserve of approximately $500,000 of cash for unknown, contingent and/or conditional liabilities (resulting in a total reserve of between $1,500,000 and $2,000,000 to satisfy all estimated expenses and liabilities).

The estimated amount of the reserve is based upon certain estimates and assumptions and a review of our estimated operating expenses and future estimated liabilities, including, without limitation, estimated operating costs, legal, accounting and consulting fees and miscellaneous expenses, and accrued expenses reflected in our financial statements. There can be no assurance that the reserve will be sufficient. If any of our estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and consulting fees) necessary to dissolve and liquidate our company and the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), we will distribute to our stockholders any remaining portion of the reserve.

In the event we fail to create an adequate reserve for the payment of our expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, creditors of our company may be able to pursue claims against our stockholders directly to the extent that they have claims co-extensive with such stockholders’ receipt of liquidating distributions. See the section of this Information Statement captioned “Risk Factors to Regarding the Plan of Dissolution— If we fail to create an adequate reserve for payment of our expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to our creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.”

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserve and any assets of the liquidating trust or trusts, a creditor of our company could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.

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Reporting Requirements

We filed a Form 15 on February 27, 2023, to terminate our reporting obligations. Subject to review by the SEC, our duty to file periodic reports has terminated, but we are still required to file this Schedule 14C under SEC rules for 90 days after termination of reporting. As such, we are filing this Information Statement with the SEC but we will not be filing a Form 10-K for the year ended December 31, 2022. We have provided the shareholders with our unaudited financial statements as of December 31, 2022 and 2021 and the years then ended in Exhibit B to this Information Statement.

Interests of Certain Persons in the Dissolution

Certain of our executive officers and directors may have financial interests in the Plan of Dissolution that may be different from, or in addition to, the interests of our stockholders generally. In particular:

•	during the liquidation of our assets, we will pay certain of our officers, directors, service providers and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services;

•	as of February 28, 2023, our directors and executive officers hold 4,287,999 shares of our common stock. These directors and executive officers of our company will exercise their remaining options to purchase 953,611 shares of our common stock, such that, at the Effective Date, our directors and executive officers will collectively hold 5,241,610 shares as of the Effective Date. Executive officers who own shares of our common stock will be entitled to receive, on the same terms and conditions as our other stockholders, the same distributions and other benefits that our stockholders would receive when we make liquidating distributions to our stockholders of record.

•	Our directors and officers may be entitled to indemnification and insurance coverage from our company.

The Board and majority of shareholders were aware of those potentially differing interests and considered them, among other matters, in evaluating the Plan of Dissolution and in reaching their decision to approve such plan and the actions contemplated thereby.

Equity Compensation Plan Information

The following table provides information as of February 28, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans

On August 25, 2015, our board of directors and shareholders approved the 2015 Equity Inventive Plan (the “Plan”). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to employees, directors and consultants, and to promote our success. Under the initial Plan, we were able to issue up to an aggregate total of 500,000 incentive or non-qualified options to purchase our common stock, stock awards and other offerings under the Plan. On March 25, 2021, we amended the Plan to increase the number of shares reserved under the Plan to 5,000,000 (five million) shares of common stock.

Equity Compensation Plans as of February 28, 2023

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	68,611	$0.0001 per share	4,204,931
Equity compensation plans not approved by security holders	—	—	—
Total	68,611	—	4,204,931

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Executive Officer and Director Equity Holdings

The table below sets forth, with respect to each executive officer and director of our company, as applicable, as of February 28, 2023 (i) the number of shares of our common stock beneficially held without restriction by each individual, and (ii) the percentage of the total number of issued and outstanding shares of our common stock held by each individual (based upon 4,889,834.36 issued and outstanding shares of our common stock as of that date).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Percentage of Voting Shares Outstanding
Directors and Executive Officers:
Andre De Castro	4,014,000.00	82.09%	82.09%
Deborah de Castro	273,999.99	5.60%	5.60%
All current directors and executive officers as a group (2 persons)	4,287,999.99	87.69%	87.69%

Employment Agreements and Other Arrangements with Executive Officers

Both officers, Andre De Castro and Deborah de Castro obtained their equity in the corporation via option compensation. Neither Executive officer had employment agreements only options provided via the company’s equity option plan. The option compensation they received was voted on by the board of directors.

Both officers will have an independent contractor’s agreement for the purposes of the company’s windup to be decided by the board on a future date. Payment of such agreement will not exceed the standard industry market rate.

These directors and executive officers of our company will exercise their remaining options to purchase 953,611 shares of our common stock, such that, at the Effective Date, our directors and executive officers will collectively hold 5,241,610 shares as of the Effective Date.

Indemnification and Insurance

In connection with the dissolution and liquidation of our company pursuant to the Plan of Dissolution, we will continue to indemnify our directors and officers to the maximum extent permitted in accordance with applicable law, our charter and bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. The Board is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to satisfy such indemnification obligations. The Board has not been able to secure insurance due to the risks associated with the crypto industry.

Other than as set forth above, it is not currently anticipated that the Dissolution will result in any material benefit to any of our executive officers or to directors who participated in the vote to adopt the Plan of Dissolution.

Certain Material U.S. Federal Income Tax Consequences of the Plan of Dissolution

The following is a summary of certain material U.S. federal income tax consequences of the Plan of Dissolution that will generally be applicable to our stockholders. This discussion is for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular stockholder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter or modify the statements and conclusions set forth below. No ruling from the IRS and no opinion of counsel will be requested or obtained concerning the U.S. federal income tax consequences of the Plan of Dissolution. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER AS A RESULT OF THE PLAN OF DISSOLUTION, AND ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES RELEVANT TO SUCH STOCKHOLDER AS A RESULT OF THE DISSOLUTION.

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The following discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular stockholder in light of such stockholder’s particular circumstances, or who may be subject to special rules under the U.S. federal income tax laws, including, without limitation, mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, stockholders who hold their shares as part of a straddle, hedge or conversion transaction, stockholders who hold shares as “qualified small business stock” under Section 1202 of the Code or “section 1244 stock” under Section 1244 of the Code, and stockholders that hold shares through a partnership or other pass-through entity. Furthermore, this discussion does not apply to holders of options or warrants or stockholders who acquired their shares by exercising options or warrants, nor does it apply to stockholders who received their shares in connection with the performance of services. This discussion assumes that stockholders hold their stock as capital assets within the meaning of Section 1221 of the Code and that a stockholder did not treat their stock as worthless within the meaning of Section 165(g) of the Code prior to adoption of the Plan of Dissolution. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular stockholder.

U.S. Federal Income Taxation of Our Company

If we distribute any property other than cash in a liquidating distribution to our stockholders, we will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, we may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to our stockholders. If any property distributed by us is subject to a liability or if a stockholder assumes a liability of our company in connection with the distribution of property, the fair market value of such distributed property shall be treated as not less than the amount of such liability. The IRS may challenge our valuation of any distributed property. As a result of such a challenge, the amount of gain or loss recognized by us on the distribution might change.

U.S. Federal Income Taxation of Our Stockholders that Are U.S. Persons

The holders of a majority of outstanding shares of capital stock approved the Plan of Dissolution. Amounts received by stockholders that are United States persons (as defined in the Code) pursuant to the Dissolution will be treated as full payment in exchange for their shares of our common stock. As a result of the Dissolution, a stockholder generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the stockholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) the stockholder’s adjusted tax basis in the shares of our common stock. If a stockholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares.

Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis in its shares, or block of shares, of our common stock before recognizing any gain or loss. If we make more than one liquidating distribution, a stockholder will recognize gain to the extent the aggregate liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) allocated to a share, or block of shares, of our common stock exceed the stockholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from our company has been received, and then only if the aggregate value of all liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) with respect to a share or block of shares is less than the stockholder’s tax basis for that share or block of shares. Gain or loss recognized by a U.S. stockholder will be long-term capital gain or loss if the shares have been held for more than one year. The deductibility of capital losses is subject to certain limitations. For a discussion of the U.S. federal income tax treatment of gain or loss from a liquidating distribution received by foreign stockholders, see “Non-U.S. Stockholders” below.

If we make a distribution of property other than cash to our stockholders, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. After the close of our taxable year during which a liquidating distribution was made, we will provide stockholders and the IRS with a statement of the amount of cash distributed to our stockholders and our best estimate as to the value of any property distributed during that year. There is no assurance that the IRS will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by stockholders might change. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received. If we opt to use a trust, the timing of distributions to stockholders will be as described below under the section of this Information Statement captioned “Liquidating Trusts.”

If a stockholder is required to satisfy any liability not fully covered by our reserve (see the section of this Information Statement captioned “Contingent Liabilities; Reserves”), payments by stockholders in satisfaction of such liabilities would generally result in a capital loss in the year paid, which, in the hands of individual stockholders, cannot be carried back to prior years to offset capital gains realized from a liquidating distribution in those years.

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Non-U.S. Stockholders

For purposes of this paragraph, a “non-U.S. stockholder” is a stockholder that is not a United States person (as defined in the Code) and is not a partnership. Distributions made pursuant to the Plan of Dissolution to a non-U.S. stockholder will be treated as received by the non-U.S. stockholder in exchange for the non-U.S. stockholder’s shares of our common stock. The amount of any such distribution allocable to a block of shares of our common stock owned by the non-U.S. stockholder will reduce the non-U.S. stockholder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be treated as capital gain. A non-U.S. stockholder will not be subject to U.S. federal income tax on any such gain unless:

•	the gain is effectively connected with the non-U.S. stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. stockholder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. stockholder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of the receipt of liquidating distributions from us.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to our stockholders that are U.S. persons, each stockholder must, unless an exception applies, provide such stockholder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (or, if applicable, another withholding form) and certify under penalties of perjury that such number is correct and that such stockholder is not subject to backup withholding. If a stockholder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at the rate applicable at the time. Payments to non-U.S. stockholders may be subject to backup withholding unless such non-U.S. stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund generally may be obtained from the IRS, provided that the required information is properly furnished in a timely manner to the IRS. Stockholders should consult their own tax advisors regarding the applicability of backup withholding in their particular circumstances.

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the Plan of Dissolution as well as the state, local and non-U.S. tax consequences.

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Liquidating Trusts

If we transfer assets to a liquidating trust or trusts for the benefit of the stockholders, we intend to treat the liquidating trust or trusts as a grantor trust of the stockholders. In general, this treatment would mean that the stockholders would be the beneficial owners of the assets and income of the liquidating trust or trusts. The transfer of assets by us to a liquidating trust or trusts will be treated as distributions in liquidation of the stockholder’s shares, or block of shares, of our common stock. If we have made any liquidating distributions prior to transferring assets to a liquidating trust or trusts, the transfer of assets will be considered the final distribution to stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time we transfer assets to the liquidating trust or trusts equal to their pro rata shares of cash, and, as applicable, the fair market value of property other than cash, transferred to the liquidating trust or trusts, reduced by the amount of liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. The U.S. federal income tax consequences of the constructive distribution to a stockholder are the same as those described above.

The liquidating trust or trusts themselves will not be subject to U.S. federal income tax. The stockholders will be treated as owners of the liquidating trust or trusts. As owners of the trust or trusts, stockholders must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust or trusts, whether or not they receive any actual distributions from the liquidating trust or trusts. Accordingly, stockholders should be aware that they may be subject to tax without the receipt of cash or property. Stockholders, however, will not be subject to tax when distributions are actually made by the liquidating trust.

Accounting Treatment

We will change our basis of accounting to the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions. The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values realized for our assets and ultimate amounts paid to satisfy our liabilities are expected to differ from estimates recorded in annual or interim financial statements.

ELECTION OF DIRECTORS

Directors are elected to hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.  Annual meetings of the stockholders, for the election of directors to succeed those whose terms expire, are to be held at such time each year as designated by our board of directors, which date shall be within 13 months of the last annual meeting of stockholders.  Officers are elected by our board of directors, which is required to consider that subject at its first meeting after every annual meeting of stockholders.  Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

Our shareholders by written consent of Andre De Castro and Deborah de Castro, holders of a majority of our outstanding shares, elected two of the six incumbent directors for re-election to serve until the next annual meeting of stockholders and until their successors are elected and qualified, and removed the other four members of the board.

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Set forth below is information regarding each elected director of the Company.

Nominee	Position	Age

Andre De Castro	President, Chief Executive Officer and Director	53
Deborah de Castro	Chief Financial Officer, Secretary, Treasurer and Director	57

Andre De Castro

Andre De Castro, a tech executive, software technologist, Software Engineer, crypto-currency specialist, and finance enthusiast, has been actively engaged in the crypto-currency bitcoin industry since its near inception in 2011. From 2015 to 2023, Andre works for Blockchain of Things, Inc. as CEO/President.

Passionate for finance and technology, he has devoted his extensive career with Fortune 500 clients in product analysis, enterprise design, integration of complex systems, and now for the emerging crypto-currency ecosystem. An early adopter and evangelist of Bitcoin, he is an industry thought leader and heads many initiatives within this space.

As a seasoned investor and trader in crypto currencies Andre is well versed in a myriad of alt currencies and what to look for when considering investments. He is familiar with conducting arbitrage strategies between all major exchanges worldwide. Some of these include Bittrex (Hong Kong); BitStamp (UK); BTC-e (Bulgaria); Mercado Bitcoin and Foxbit (Brazil); CoinBase, and Poloniex (USA). He has also deep knowledge of automated trading using online and client-side robotic trading software and algorithms.

As an advocate for the crypto technology industry, he has worked with the federal government's’ FinCEN division in creating more clarity on crypto currency policies. Today he is solely credited for the Jan 30th, 2014 administrative ruling on software development and investment activities, opening up greater avenues for well-established corporations and startups to conduct crypto currency business in the US.

Andre is an avid public speaker/panelist at financial and technology events and conferences, including: NASDAQ TV, GE Global Research, Perkins Coie, Bitcoin Global conference, and NY Bitcoin Center. He has been written up in articles in the Financial Times, MIT Technology Review, Payment Source, CoinDesk, Bloomberg and numerous other publications. A creative inventor, De Castro is the holder of two U.S. Patents that streamline the installation of electronic products in automotive circuits. He graduated with honors from the State University of New York at Stonybrook, earning a B.S. in Computer Science, with concentration in artificial intelligence, data mining, and operational systems.

Deborah de Castro

Deborah de Castro is a Co-Founder & CFO/VP of Operations of Blockchain of Things, Inc. Deborah is responsible for the financial and control activities of revenue, development of corporate strategies and establishing the leadership path of the business operational processes.

From 2012 to 2016 Deborah worked as Director at Medical Systems International and transitioned into her position as CFO/VP Operations at Blockchain of Things, Inc from 2016 to present day of 2023.

She is actively involved with the overall efforts of establishing company policy and structure to position it as a market leader in the Industrial Internet of Things space, as well as actively contributing to the bottom-line growth of this fast-growing organization. She is a seasoned executive with over 20 years of international and domestic experience in Fortune 500 companies such as IBM-USA/Brazil, Bechtel, and The Clorox Company International. Her expertise in early-stage growth, financial controls, competitive analysis, strategic planning, and collaboration is vital to the company as it develops and begins to explore investment opportunities.

Deborah has undergraduate degrees in both Business Administration and Oral Communication from Long Island University, NY. She holds a MBA from Nova Southeastern University, FL, and is a Chaplain in the State of Florida. Born with a philanthropist heart, Ms. De Castro also Founded “Feed The Future Foundation” a non-profit charity that has helped feed over 185 children from poverty stricken communities in South America.

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Directors

Our bylaws authorize no less than one (1) director. The number of directors within the foregoing fixed minimum and maximum may be established and changed from time to time by resolution adopted by the Board of Directors. Each director shall hold office until his successor shall be elected or appointed and qualified or until his earlier death, retirement, disqualification, resignation or removal.

Term of Office

Each director shall hold office until his successor shall be elected or appointed and qualified or until his earlier death, retirement, disqualification, resignation or removal.

Family Relationships

Aside from Andre De Castro and Deborah de Castro, who are siblings, there are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

We do not have a separately-designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

We do not have an audit committee financial expert because of the size of our company and our board of directors at this time. We believe that we do not require an audit committee financial expert at this time because we retain outside consultants who possess these attributes as needed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us, no persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2022.

Code of Ethics

We have not yet adopted a Code of Ethics for the Company, and do not plan to as a result of the Plan of Dissolution.

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Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our current named executive officers for the fiscal years ended December 31, 2022 and 2021.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Andre De Castro	2021	264,388	10,000	153,500	—	120,000	394,388
President, CEO, Principal Executive Officer and Director	2022	280,604	29,285	16,000	—		309,890
Deborah De Castro	2021	166,237	10,000	38,083	100,000	90,000	266,237
CFO, Principal Financial Officer Principal Accounting Officer, Secretary, Treasurer and Director	2022	164,060	18,181	36,000	—		182,242

Narrative Disclosure to the Summary Compensation Table

In 2021 and in 2022, Mr. Andre De Castro received $264,388 and $280,604.98 and, respectively, Miss Deborah de Castro received $166,237 and $164,060 in salary along with incentive stock options and stock awards.

Andre De Castro in 2021 and in 2022 received 153,500 and 16,000 respectively, in shares in compensation for his work as Chair and Director on the company’s Board. Deborah de Castro in 2021 and in 2022 received 38,083 and 36,000 respectively, shares in compensation for her work as Treasurer and Secretary and Director on the Company’s Board.

Effective January 1, 2022, the Company increased the annual salary of Andre De Castro from $264,388 to $280,604 to adjust cost of living and the salary of Deborah de Castro from $166,237 to $164,060 to adjust cost of living. In April 2021 raises were given to bring salaries to be competitive to market levels.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officers as of December 31, 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Andre De Castro	—	—	—	—	—	—	—	—	—
Deborah de Castro	52,777.78	—	—	0.0001	7/1/2031	47,222.22	$4.72	—	—

33

 Director Compensation

We compensate our director for services they render to our company. The payment is in the form of shares of common stock. To be eligible, each director must attend 3 out of 4 meetings annually. Attendance at all four meetings entitles each director in the year of 2021 to 16,000 shares of common stock and the year of 2022 to 16,000 shares of common stock. Each meeting vests 25% of the Total shares.

In 2020 the board voted to increase the compensation and we compensated each of our five directors with 16,000 shares of our common stock. In 2019 we compensated each of our five directors with 4,000 shares of our common stock.

On July 11, 2021, we signed a three-month consulting agreement through end of September 2021 with Mr. Elmasri to perform business development services. We agreed to compensate him with a fixed monthly fee for these services.

We employed Mr. Elmasri part time in October 2021 and he was awarded with 60,000 shares of our common stock.

Certain Relationships and Related Party Transactions

Except as set forth below and elsewhere in this Information Statement, since January 1, 2021, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

We have made equity awards and paid compensation to our executive officers and certain of our directors as more fully described in “Election of Directors - Executive Compensation” above.

In the ordinary course of business, the Company has contracted entities that are owned or operated by the Company’s officers for software development. During the years ended December 31, 2022 and 2021, the Company paid $ 138,067 and $138,137, respectively, to Hiades Tecnologia LTDA for software development and consulting services. As of December 31, 2022, and 2021, respectively, $ 11,503 and $11,515 was due to a related party, a company owned by a relative of an officer of the Company, Hiades Tecnologia LTDA, for software development services performed and is included in Accounts Payable and Accrued Expenses in the Consolidated Balance Sheets.

Procedures for Approval of Related Party Transactions

Our board is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. Except as set forth in “Plan of Dissolution – Interests of Certain Persons in the Dissolution”, we have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning the ownership of our common stock as of February 28, 2023, of (i) each person who is known to us to be the beneficial owner of more than 5% of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group.  The table also sets forth certain information concerning the ownership of ordinary shares of Blockchain of Things, our majority shareholder and parent, as of as of February 28, 2023, by (i) each of our directors and named executive officers, and (ii) our directors and executive officers as a group.

Name and Address of Beneficial Owner	Common Stock		BCOT Security Tokens
	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)
Andre De Castro	4,014,000	82.09%	9,253,991	13.455%
Deborah de Castro (3)	273,999	5.60%	3,412,110	4.961%
All Directors and Executive Officers as a Group (2 persons)	4,287,999	87.69%	12,666,101	18.416%
5% Holders
NONE	—	—	—	—

* Less than 1%

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 4,889,834 shares of common stock outstanding as of February 28, 2023.

(3)	Includes 273,999 shares held in her name and 52,777 shares held in options that may be acquired within 60 days.

By order of the holders of a majority of outstanding shares of capital stock

Andre De Castro
President, Chief Executive Officer and Director
March __, 2023

35

Exhibit A

PLAN OF LIQUIDATION AND DISSOLUTION

OF

BLOCKCHAIN OF THINGS, INC.

This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of BLOCKCHAIN OF THINGS, INC., a Delaware corporation (the “Company”), in accordance with Sections 228, 280(b)(2), 280(c) and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

1. Adoption of Plan.  If the Plan is adopted by the holders of a majority of outstanding shares of capital stock of Blockchain of Things, Inc., the Plan shall constitute the adopted Plan of the Company.

2. Certificate of Dissolution and Effective Date. At the Company’s discretion, following the adoption of the Plan by the holders of a majority of outstanding shares of capital stock of Blockchain of Things, Inc., the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL. The Plan shall be effective as of such time the Certificate of Dissolution is filed with the Secretary of State of the State of Delaware (the “Effective Date”).

3. Cessation of Business Activities. After the Effective Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.

4. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the discretion of the Board, such employees, consultants and advisors as the Board deems necessary or desirable to supervise or facilitate the dissolution.

5. Dissolution Process. From and after the Effective Date, the Company (or any successor entity of the Company) shall proceed, in a timely manner, to liquidate the Company in accordance with the procedures set forth in Sections 280(c) and 281(a) of the DGCL. In this respect, the Company shall follow the procedures set forth in Section 280(c) of the DGCL, and in conformity with the requirements of Section 281(a) of the DGCL:

(a) Shall pay the claims made and not rejected in accordance with Section 280(a) of the DGCL;

(b) Shall post any security ordered by the Delaware Court of Chancery in any proceeding under Section 280(c) of the DGCL; and

(c) Shall pay or make provision for all other claims that are mature, known or uncontested or that have been finally determined to be owing by the Company.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to the common stockholders of the Company; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to Section 280(a)(3) of the DGCL. In the absence of actual fraud, the judgment of the Board as to the provision made for the payment of all obligations under paragraph (d) of this Section shall be conclusive.

Notwithstanding anything contained herein to the contrary, the Company (or any successor entity of the Company) may opt to dissolve the Company in accordance with the procedures set forth in Section 281(a) of the DGCL.

A-1

6. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the common stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the common stockholders (the “Trustees”), under a liquidating trust (the “Trust”), all, or a portion, of the assets of the Company. If assets are transferred to the Trust, each common stockholder shall receive an interest (an “Interest”) in the Trust pro rata to its interest in the assets of the Company on that date. All distributions from the Trust will be made pro rata in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the common stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the common stockholders. Any such conveyance to the Trustees shall be in trust for the common stockholders of the Company. The Company, as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by the holders of the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

7. Cancellation of Stock. From and after the Effective Date, and subject to applicable law, each holder of shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5 hereof. As a condition to receipt of any distribution to the Company’s common stockholders, the Board or Trustee, in its absolute discretion, may require the Company’s common stockholders to (i) surrender their certificates evidencing their shares of stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Board or Trustee of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or Trustee. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company on the date on which the Company files its Certificate of Dissolution under the DGCL, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

8. Unclaimed Distributions. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the common stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

9. Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of DGCL provides that a dissolved corporation continues to exist for three (3) years after the date of dissolution, or for such longer period as a court shall in its discretion direct, for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business, dispose of and convey its remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. A corporation can continue to exist beyond the three (3) year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three (3) year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

10. Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

A-2

11. Stockholder Consent to Sale of Assets. Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the common stockholders of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the Effective Date, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

12. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board or the Trustee, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

13. Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board or Trustee, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

14. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and trustee in accordance with its Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, by applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Board or the Trustee is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

15. Modification or Abandonment of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the stockholders of the Company, the Board or Trustee may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

16. Authorization. The Trustee is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board or Trustee, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Trustees, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

17. Conclusion of dissolution: The winding up process will be considered complete and the company dissolved once all outstanding debts and obligations have been paid, all assets have been liquidated, and any remaining assets have been distributed to the shareholders.

This plan of dissolution for Blockchain of Things, Inc. is subject to any amendments or modifications as deemed necessary by the board.

A-3

Exhibit B

BLOCKCHAIN OF THINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current Assets:
Cash	$3,536	$12,353
Prepaid Expenses and Other Current Assets	3,054	19,000
Digital Assets	1,196,869	1,284,953
Total Current Assets	1,203,459	1,316,306

Non-current Assets:
Property and Equipment, net	63,282	—
Deferred Income Taxes	2,608,165	939,328
Total Assets	$3,874,906	$2,255,634

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable and Accrued Expenses	$59,731	$38,268
Income Taxes Payable	1,476,011	—
Deferred Revenue	12,218,612	12,218,612
Sponsorship Loans Payable	20,000	20,000
Current Portion of Note Payable	9,865	—
Total Current Liabilities	13,784,219	12,276,880

Long-term Liabilities:
Note Payable, net of Current Portion	51,108	—
Total Liabilities	13,835,327	12,276,880

Stockholders' Equity (Deficit):
Preferred stock; par value $0.0001; 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock; par value $0.0001; 50,000,000 shares authorized; 4,889,834 shares issued and outstanding as of December 31, 2022; 50,000,000 shares authorized; 4,789,834 shares issued and outstanding as of December 31, 2021	489	479
Additional Paid-in Capital	437	437
Accumulated Deficit	(9,961,347)	(10,022,162)
Total Stockholders' Deficit	(9,960,421)	(10,021,246)
Total Liabilities and Stockholders' Deficit	$3,874,906	$2,255,634

B-1

BLOCKCHAIN OF THINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2022	2021

Revenue, net	$—	$—

Operating Expenses:
Selling, General and Administrative	1,224,692	1,256,478
Impairment of Digital Assets	450	—
Total Operating Expenses	1,225,142	1,256,478

Loss From Operations	(1,225,142)	(1,256,478)

Other Income (Expense):
Other Income	—	537,300
Gain on Sale of Digital Assets	1,096,330	1,444,358
Gain on Extinguishment of Debt	—	42,900
Interest Expense	(3,274)	(421)
Other Income, net	1,093,056	2,024,137

Income (Loss) Before Income Taxes	(132,086)	767,659

Income Tax Benefit	192,901	939,253

Net Income	$60,815	$1,706,912

NET INCOME PER SHARE
Net Income per share, basic	$0.01	$0.37
Net Income per share, diluted	$0.01	$0.36

Weighted average number of shares of common stock - basic	4,790,108	4,636,461
Weighted average number of shares of common stock - diluted	4,930,108	4,783,960

B-2

BLOCKCHAIN OF THINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance as of December 31, 2020	4,542,126	$454	$437	$(11,729,074)	$(11,728,183)
Exercise of stock options	139,708	14	—	—	14
Stock-based compensation	108,000	11	—	—	11
Net Income	—	—	—	1,706,912	1,706,912
Balance as of December 31, 2021	4,789,834	479	437	(10,022,162)	(10,021,246)
Stock-based compensation	100,000	10	—	—	10
Net Income	—	—	—	60,815	60,815
Balance as of December 31, 2022	4,889,834	$489	$437	$(9,961,347)	$(9,960,421)

B-3

BLOCKCHAIN OF THINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$60,815	$1,706,912
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	13,341	995
Cancelation of Interest on BCOT Token Refund Liability	—	(537,300)
Stock based Compensation	10	25
Gain on Extinguishment of Debt	—	(42,900)
Impairment of Digital Assets	450	—
Realized Gain on Sale of Digital Assets	(1,096,330)	(1,444,358)
Deferred Income Tax Benefit	(1,668,837)	(939,328)
Changes in Assets and Liabilities:
Prepaids and Other Current Assets	15,946	(15,555)
Accounts Payable and Accrued Expenses	21,463	(42,161)
Income Taxes Payable	1,476,011	—
BCOT Token Refund Liability	—	(215,705)
Net cash used in operating activities	(1,177,131)	(1,529,375)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of Digital Assets	1,183,964	1,521,471

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of Note Payable	(15,650)	—

Net Change in Cash	(8,817)	(7,904)

Cash, Beginning of Period	12,353	20,257

Cash, End of Period	$3,536	$12,353

Supplemental disclosure of cash flows information:

Cash paid during the period for interest	$3,274	$10,806

Noncash activity:
Reclassification of BCOT Token Refund Liability to Deferred Revenue	$—	$12,218,612
Acquisition of Property and Equipment via Note Payable	$76,623	$—

B-4

BLOCKCHAIN OF THINGS, INC.

CHANGES IN DIGITAL ASSETS

	Ether	Bitcoin	Bitcoin Cash	Total
Balance at December 31, 2020	$375,173	$985,634	$1,259	$1,362,066
Sale of Digital Assets	(77,113)	—	—	(77,113)
Balance at December 31, 2021	298,060	985,634	1,259	1,284,953
Sale of Digital Assets	(87,634)	—	—	(87,634)
Impairment	—	—	(450)	(450)
Balance at December 31, 2022	$210,426	$985,634	$809	$1,196,869

B-5